 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2000
                                                      REGISTRATION NO. 333-
-----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             ------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                             ------------------

                              PHONE.COM, INC.
           (Exact Name of Registrant as Specified in Its Charter)
                             ------------------

         Delaware                                    94-3219054
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                    Identification No.)

                            800 CHESAPEAKE DRIVE
                       REDWOOD CITY, CALIFORNIA 94063
                               (650) 562-0200
            (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Principal Executive Offices)

           ALISON DONELL BLOESER, DECEMBER 23, 1999, OPTION PLAN
            WILLIAM ANDREW BRADY, DECEMBER 23, 1999, OPTION PLAN
                KEITH DOUGHTY, JANUARY 24, 1999, OPTION PLAN
             GUADALUPE DOWNING, DECEMBER 23, 1999, OPTION PLAN
               ABRAHAM LEVINE, JANUARY 31, 2000, OPTION PLAN
                  JIM LUNDY, JANUARY 17, 1999, OPTION PLAN
                DANA SYKOROVA, JANUARY 18, 2000, OPTION PLAN
                 DAVE WAITE, JANUARY 27, 2000, OPTION PLAN
                 SHARON CHALK, JANUARY 7, 2000, OPTION PLAN
       CHRISTOPHER GEOFFREY PARKHOUSE, JANUARY 17, 2000, OPTION PLAN
                 JOHN DAVEY, FEBRUARY 18, 2000, OPTION PLAN
                STEVEN DREW, FEBRUARY 18, 2000, OPTION PLAN
            PETER JOHN LEICESTER, FEBRUARY 7, 2000, OPTION PLAN
                KEITH WILSON, FEBRUARY 14, 2000, OPTION PLAN
             PAUL ROBERT BURMESTER, APRIL 21, 1999, OPTION PLAN
             BRIAN IVAN BALLARD, DECEMBER 21, 1999, OPTION PLAN
           BRUCE WILLIAM BUCKNELL, DECEMBER 4, 1998, OPTION PLAN
      MICHAEL WILLIAM RICHARD DICKINSON, DECEMBER 4, 1998, OPTION PLAN
        RICHARD FRASER JAMES HARDING, DECEMBER 4, 1998, OPTION PLAN
            KEVIN EDWARD HODGSON, DECEMBER 4, 1998, OPTION PLAN
            URSULA KATHERINE MARTIN, JUNE 14, 1999, OPTION PLAN
                 VINCENT RAE, DECEMBER 4, 1998, OPTION PLAN
          JAMES EDWARD BRAITHWAITE, DECEMBER 20, 1999, OPTION PLAN
            MELANIE SARAH BREWER, DECEMBER 20, 1999, OPTION PLAN
           BRUCE WILLIAM BUCKNELL, DECEMBER 20, 1999, OPTION PLAN
              MARK FREDERICK CAROE, JULY 23, 1999, OPTION PLAN
               DARRYL CHAPMAN, DECEMBER 20, 1999, OPTION PLAN
           ANNE BEVERLEY CHICKEN, DECEMBER 20, 1999, OPTION PLAN
            SUSAN VALERIE DENYS, DECEMBER 20, 1999, OPTION PLAN
     MICHAEL WILLIAM RICHARD DICKINSON, DECEMBER 20, 1999, OPTION PLAN
           CHRISTOPHER MARK EVANS, DECEMBER 20, 1999, OPTION PLAN RICHARD FRASER JAMES HARDING, DECEMBER 20, 1999, OPTION PLAN

                VIKTA HARVEY, DECEMBER 20, 1999, OPTION PLAN
            CLARE LOUISE HILLER, DECEMBER 20, 1999, OPTION PLAN
            KEVIN EDWARD HODGSON, DECEMBER 20, 1999, OPTION PLAN
                MARY HOWARD, DECEMBER 20, 1999, OPTION PLAN
                 NEIL JONES, DECEMBER 23, 1999, OPTION PLAN
            GIDEON MORRELL LUKE, DECEMBER 23, 1999, OPTION PLAN
                MARK MALLINSON, JANUARY 4, 2000, OPTION PLAN
                 IAN MARNER, DECEMBER 22, 1999, OPTION PLAN
               URSULA MARTIN, DECEMBER 20, 1999, OPTION PLAN
           TIMOTHY WILLIAM MAWSON, DECEMBER 20, 1999, OPTION PLAN
         MATTHEW PATRICK MCGILLAVRY, DECEMBER 20, 1999, OPTION PLAN
               CRAIG MINIHAN, DECEMBER 23, 1999, OPTION PLAN
               SCOTT DARREN MOORE, JUNE 14, 1999, OPTION PLAN
             SCOTT DARREN MOORE, DECEMBER 20, 1999, OPTION PLAN STUART ADAM NESTER, JANUARY 10, 2000, OPTION PLAN
             EMMA JAYNE O'HARE, DECEMBER 20, 1999, OPTION PLAN
           KATHLEEN MARGARET PAGE, DECEMBER 20, 1999, OPTION PLAN
                 VINCE RAE, DECEMBER 20, 1999, OPTION PLAN
           GERARD MARTIN RENWICK, DECEMBER 20, 1999, OPTION PLAN
         PETER CHARLES ALEC ROBERTS, DECEMBER 23, 1999, OPTION PLAN
             PAUL CHRISTOPHER SHORE, JUNE 14, 1999, OPTION PLAN
                JAMES SMITH, DECEMBER 20, 1999, OPTION PLAN
               TIMOTHY JOHN SMITH, JUNE 14, 1999, OPTION PLAN
           BELINDA CAROLINE SMITHWICK, JUNE 14, 1999, OPTION PLAN
          ROGER BENJAMIN SPRINGER, DECEMBER 20, 1999, OPTION PLAN
            ANDREW JOHN STREETON, DECEMBER 20, 1999, OPTION PLAN
               CHI KEUNG TANG, DECEMBER 20, 1999, OPTION PLAN
            JOANNE MARIE TAYLOR, DECEMBER 20, 1999, OPTION PLAN
                SUSAN WINNINGTON, JUNE 14, 1999, OPTION PLAN
              SUSAN WINNINGTON, DECEMBER 20, 1999, OPTION PLAN
             ANDREW CAREY WYATT, DECEMBER 23, 1999, OPTION PLAN
          MELISSA MICHELLE FISTNER, FEBRUARY 1, 1999, OPTION PLAN
              DAVID CRAIG GERMAN, AUGUST 5, 1999, OPTION PLAN
                LISA MARIE GOWER, JUNE 14, 1999, OPTION PLAN
            PATRICIA ANN MERRICK, FEBRUARY 1, 1999, OPTION PLAN
                WILLIAM S. ROY, JANUARY 9, 2000, OPTION PLAN
               PATRICK CLARK, DECEMBER 23, 1999, OPTION PLAN
       ELVIRE ELISABETH HUMPHREYS-DAVIES, APRIL 21, 1999, OPTION PLAN
                   BILL ROY, JANUARY 9, 2000, OPTION PLAN
                         (Full Titles of the Plans)

                               Alain Rossmann
                    Chairman and Chief Executive Officer
                              Phone.com, Inc.
                            800 Chesapeake Drive
                       Redwood City, California 94063
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPY TO:

                               Kenton J. King
                  Skadden, Arps, Slate, Meagher & Flom LLP
                                 Suite 220
                           525 University Avenue
                        Palo Alto, California 94301
                               (650) 470-4500

                            ----------------------

                                                   CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                          PROPOSED              PROPOSED
                                                           MAXIMUM               MAXIMUM            AMOUNT OF
  TITLE OF SECURITIES TO BE          AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
       REGISTERED                     REGISTERED        PER SHARE (1)          PRICE (2)            FEE (2)
----------------------------------------------------------------------------------------------------------------
Alison Donell Bloeser                 2,032              $0.86                   $ 1,747.52              $0.46
December 23, 1999 Option Plan

William Andrew Brady                  1,848              $0.86                   $ 1,589.28              $0.42
December 23, 1999 Option Plan

Keith Doughty                         6,467              $0.86                   $ 5,561.62              $1.47
January 24, 1999 Option Plan

Guadalupe Downing                        92              $0.86                   $    79.12              $0.02
December 23, 1999 Option Plan

Abraham Levine                       14,781              $0.86                   $12,711.66              $3.36
January 31, 2000 Option Plan

Jim Lundy                             8,315              $0.86                   $ 7,150.90              $1.89
January 17, 1999 Option Plan

Dana Sykorova                           370              $0.86                   $   318.20              $0.08
January 18, 2000 Option Plan

Dave Waite                            6,467              $0.86                   $ 5,561.62              $1.47
January 27, 2000 Option Plan

Sharon Chalk                            739              $0.86                   $   635.54              $0.17


January 7, 2000 Option Plan

Christopher Geoffrey Parkhouse        3,695              $0.86                   $ 3,177.70             $0.84
January 17, 2000 Option Plan

John Davey                              370              $0.86                   $   318.20             $0.08
February 18, 2000 Option Plan

Steven Drew                             370              $0.86                   $   318.20             $0.08
February 18, 2000 Option Plan

Peter John Leicester                  1,109              $0.86                   $   953.74             $0.25
February 7, 2000 Option Plan

Keith Wilson                          2,217              $0.86                   $ 1,906.62             $0.50
February 14, 2000 Option Plan

Paul Robert Burmester                15,705              $0.86                   $13,506.30             $3.57
April 21, 1999 Option Plan

Brian Ivan Ballard                   13,396              $0.86                   $11,520.56             $3.04
December 21, 1999 Option Plan

Bruce William Bucknell               21,248              $0.86                   $18,273.28             $4.82
December 4, 1998 Option Plan

Michael William Richard Dickinson    21,710              $0.86                   $18,670.60             $4.93
December 4, 1998 Option Plan

Richard Fraser James Harding         27,715              $0.86                   $23,834.90             $6.29
December 4, 1998 Option Plan

Kevin Edward Hodgson                 23,096              $0.86                   $19,862.56             $5.24
December 4, 1998 Option Plan

Ursula Katherine Martin               1,478              $0.86                   $ 1,271.08             $0.34
June 14, 1999 Option Plan

Vincent Rae                          19,863              $0.86                   $17,082.18             $4.51
December 4, 1998 Option

James Edward Braithwaite                370              $0.86                   $   318.20             $0.08
December 20, 1999 Option Plan

Melanie Sarah Brewer                     92             $0.86                   $    79.12              $0.02
December 20, 1999 Option Plan

Bruce William Bucknell                6,467             $0.86                   $ 5,561.62              $1.47
December 20, 1999 Option Plan

Mark Frederick Caroe                 18,477             $0.86                   $15,890.22              $4.20
July 23, 1999 Option Plan

Darryl Chapman                          370             $0.86                   $   318.20              $0.08
December 20, 1999 Option Plan

Anne Beverley Chicken                 1,109             $0.86                   $   953.74              $0.25
December 20, 1999 Option Plan

Susan Valerie Denys                     739             $0.86                   $   635.54              $0.17
 December 20, 1999 Option Plan

Michael William Richard Dickinson     4,157             $0.86                   $ 3,575.02              $0.94
December 20, 1999 Option Plan

Christopher Mark Evans                  739             $0.86                   $   635.54              $0.17
December 20, 1999 Option Plan

Richard Fraser James Harding          9,238             $0.86                   $ 7,944.68              $2.10
December 20, 1999 Option Plan

Vikta Harvey                            370             $0.86                   $   318.20              $0.08
December 20, 1999 Option Plan

Clare Louise Hiller                      92             $0.86                   $    79.12              $0.02
December 20, 1999 Option Plan

Kevin Edward Hodgson                 13,858             $0.86                   $11,917.88              $3.15
December 20, 1999 Option Plan

Mary Howard                             739             $0.86                   $   635.54              $0.17
December 20, 1999 Option Plan

Neil Jones                            1,478             $0.86                   $ 1,271.08              $0.34
December 23, 1999 Option Plan

Gideon Morrell Luke                   6,467             $0.86                   $ 5,561.62              $1.47

December 23, 1999 Option Plan

Mark Mallinson                        6,467              $0.86                   $5,561.62              $1.47
January 4, 2000 Option Plan

Ian Marner                              739              $0.86                   $  635.54              $0.17
December 22, 1999 Option Plan

Ursula Martin                           370              $0.86                   $  318.20              $0.08
December 20, 1999 Option Plan

Timothy William Mawson                1,109              $0.86                   $  953.74              $0.25
December 20, 1999 Option Plan

Matthew Patrick McGillavry              185              $0.86                   $  159.10              $0.04
December 20, 1999 Option Plan

Craig Minihan                         1,109              $0.86                   $  953.74              $0.25
December 23, 1999 Option Plan

Scott Darren Moore                    1,478              $0.86                   $1,271.08              $0.34
June 14, 1999 Option Plan

Scott Darren Moore                      370              $0.86                   $  318.20              $0.08
December 20, 1999 Option Plan

Stuart Adam Nester                      739              $0.86                   $  635.54              $0.17
January 10, 2000 Option Plan

Emma Jayne O'Hare                       739              $0.86                   $  635.54              $0.17
December 20, 1999 Option Plan

Kathleen Margaret Page                  739              $0.86                   $  635.54              $0.17
December 20, 1999 Option Plan

Vince Rae                             4,157              $0.86                   $3,575.02              $0.94
December 20, 1999 Option Plan

Gerard Martin Renwick                 1,109              $0.86                   $  953.74              $0.25
December 20, 1999 Option Plan

Peter Charles Alec Roberts            1,478              $0.86                   $1,271.08              $0.34
December 23, 1999 Option Plan

Paul Christopher Shore                3,326              $0.86                   $ 2,860.36              $0.76
June 14, 1999 Option Plan

James Smith                             739              $0.86                   $   635.54              $0.17
December 20, 1999 Option Plan

Timothy John Smith                    1,478              $0.86                   $ 1,271.08              $0.34
June 14, 1999 Option Plan

Belinda Caroline Smithwick            1,478              $0.86                   $ 1,271.08              $0.34
June 14, 1999 Option Plan

Roger Benjamin Springer               1,109              $0.86                   $   953.74              $0.25
December 20, 1999 Option Plan

Andrew John Streeton                    370              $0.86                   $   318.20              $0.08
December 20, 1999 Option Plan

Chi Keung Tang                          739              $0.86                   $   635.54              $0.17
December 20, 1999 Option Plan

Joanne Marie Taylor                     370              $0.86                   $   318.20              $0.08
December 20, 1999 Option Plan

Susan Winnington                      1,478              $0.86                   $ 1,271.08              $0.34
June 14, 1999 Option Plan

Susan Winnington                        370              $0.86                   $   318.20              $0.08
December 20, 1999 Option Plan

Andrew Carey Wyatt                   12,010              $0.86                   $10,328.60              $2.73
December 23, 1999 Option Plan

Melissa Michelle Fistner                739              $0.86                   $   635.54              $0.17
February 1, 1999 Option Plan

David Craig German                      739              $0.86                   $   635.54              $0.17
August 5, 1999 Option Plan

Lisa Marie Gower                      4,619              $0.86                   $ 3,972.34              $1.05
June 14, 1999 Option Plan

Patricia Ann Merrick                  3,326              $0.86                   $ 2,860.36              $0.76

February 1, 1999 Option Plan

William S. Roy                          3,695             $0.86                   $ 3,177.70             $0.84
January 9, 2000 Option Plan

Patrick Clark                          36,954             $0.86                   $31,780.44             $8.39
December 23, 1999 Option Plan

Elvire Elisabeth Humphreys-Davies       5,543             $0.86                   $ 4,766.98             $1.26
April 21, 1999 Option Plan

Bill Roy                               12,011             $0.86                   $10,329.46             $2.73
January 9, 2000 Option Plan

                                        AGGREGATE REGISTRATION FEE = $84.56

(1) Shares of Phone.com, Inc. common stock par value $0.001 per share are issuable pursuant to the plans at various exercise prices. The prices listed in this column are the highest per share exercise prices and therefore are not the sole basis for determining Proposed Maximum Aggregate Offering Price.

(2) Estimated solely for purposes of calculating the Registration Fee Pursuant to Rule 457(h)(1), under the Securities Act of 1933, as amended (the "Securities Act").

                             ------------------



         In addition pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

         The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                    PART I

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

       The Securities and Exchange Commission (the "SEC") requires us to incorporate by reference certain of our publicly filed documents into this Registration Statement, which means that information included in those documents is considered part of the Registration Statement. Information that we file with the SEC after the effective date of this Registration Statement will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), until we terminate the effectiveness of this registration statement.

       The following documents filed with the SEC are hereby incorporated by reference:

               (a) All reports we have filed with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act since June 10, 1999, including:

                         (1)  our Quarterly Reports on Form 10-Q for the
quarters ended September 30, 1999, December 31, 1999 and March 31, 2000, and our current report on Form 8-K/A filed with the SEC on June 28, 2000.

               (b) The Company's Registration Statement on Form S-1 filed with the SEC on October 28, 1999 (No. 333-89879).

               (c) The description of our Common Stock is in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on April 1, 1999 (File No. 000-25687), including any amendments or report filed for the purpose of updating such description.

       We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Alan Black, 800 Chesapeake Drive, Redwood City, California 94063, telephone: (650) 562-0200.


Item 4.   Description of the Securities

       Not applicable.


Item 5.   Interests of Named Experts and Counsel

       Not applicable.


Item 6.   Indemnification of Directors and Officers

       Our Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our By-laws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.   Exemption from Registration Claimed

       Not applicable.


Item 8.   Exhibits

       See Index to Exhibits.


Item 9.   Undertakings

       The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on July 5, 2000.

                                        PHONE.COM, INC.


                                        By: /s/ Alan Black
                                           ---------------------------
                                        Name:  Alan Black
                                        Title: Chief Financial Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 5, 2000.

        SIGNATURE                               TITLE
        ---------                               ------


 /s/ Alain Rossmann                   Chief Executive Officer and Chairman
----------------------------              (principal executive officer)
     Alain Rossmann

 /s/ Alan Black
----------------------------        Vice President, Finance and Administration,
     Alan Black                        Chief Financial Officer and Treasurer
                                   (principal financial and accounting officer)

 /s/ Roger Evans
----------------------------                          Director
     Roger Evans

 /s/ Charles Parrish
----------------------------           Executive Vice President and Director
     Charles Parrish

 /s/ David Kronfeld
----------------------------                          Director
     David Kronfeld

 /s/ Andrew Verhalen
----------------------------                          Director
     Andrew Verhalen

 /s/ Reed Hundt
----------------------------                          Director
     Reed Hundt

                                 EXHIBIT INDEX

EXHIBIT
NUMBER

  5.1*   Opinion of Skadden, Arps, Slate, Meagher and Flom LLP

 23.1*   Consent of Skadden, Arps, Slate Meagher and Flom LLP
         (included in Exhibit 5.1)

 23.2*   Consent of KPMG LLP, independent auditors

 23.3*   Consent of Ernst & Young, independent auditors

 23.4*   Consent of Ernst & Young LLP, independent auditors

 23.5*   Consent of PricewaterhouseCoopers, independant auditors

 23.6*   Consent of Ernst & Young LLP, independent auditors

 24.1*   Power of Attorney

 99.1*   Alison Donell Bloeser, December 23, 1999, Option Plan
 99.2*   William Andrew Brady, December 23, 1999, Option Plan
 99.3*   Keith Doughty, January 24, 1999, Option Plan
 99.4*   Guadalupe Downing, December 23, 1999, Option Plan
 99.5*   Abraham Levine, January 31, 2000, Option Plan
 99.6*   Jim Lundy, January 17, 1999, Option Plan
 99.7*   Dana Sykorova, January 18, 2000, Option Plan
 99.8*   Dave Waite, January 27, 2000, Option Plan
 99.9*   Sharon Chalk, January 7, 2000, Option Plan
 99.10* Christopher Geoffrey Parkhouse, January 17, 2000, Option Plan 99.11* John Davey, February 18, 2000, Option Plan
 99.12*  Steven Drew, February 18, 2000, Option Plan
 99.13*  Peter John Leicester, February 7, 2000, Option Plan
 99.14*  Keith Wilson, February 14, 2000, Option Plan
 99.15*  Paul Robert Burmester, April 21, 1999, Option Plan
 99.16*  Brian Ivan Ballard, December 21, 1999, Option Plan
 99.17*  Bruce William Bucknell, December 4, 1998, Option Plan
 99.18* Michael William Richard Dickinson, December 4, 1998, Option Plan 99.19* Richard Fraser James Harding, December 4, 1998, Option Plan 99.20* Kevin Edward Hodgson, December 4, 1998, Option Plan
 99.21*  Ursula Katherine Martin, June 14, 1999, Option Plan
 99.22*  Vincent Rae, December 4, 1998, Option Plan
 99.23*  James Edward Braithwaite, December 20, 1999, Option Plan
 99.24*  Melanie Sarah Brewer, December 20, 1999, Option Plan
 99.25*  Bruce William Bucknell, December 20, 1999, Option Plan
 99.26*  Mark Frederick Caroe, July 23, 1999, Option Plan

99.27*   Darryl Chapman, December 20, 1999, Option Plan
99.28*   Anne Beverley Chicken, December 20, 1999, Option Plan
99.29*   Susan Valerie Denys, December 20, 1999, Option Plan
99.30*   Michael William Richard Dickinson, December 20, 1999, Option Plan
99.31*   Christopher Mark Evans, December 20, 1999, Option Plan
99.32*   Richard Fraser James Harding, December 20, 1999, Option Plan
99.33*   Vikta Harvey, December 20, 1999, Option Plan
99.34*   Clare Louise Hiller, December 20, 1999, Option Plan
99.35*   Kevin Edward Hodgson, December 20, 1999, Option Plan
99.36*   Mary Howard, December 20, 1999, Option Plan
99.37*   Neil Jones, December 23, 1999, Option Plan
99.38*   Gideon Morrell Luke, December 23, 1999, Option Plan
99.39*   Mark Mallinson, January 4, 2000, Option Plan
99.40*   Ian Marner, December 22, 1999, Option Plan
99.41*   Ursula Martin, December 20, 1999, Option Plan
99.42*   Timothy William Mawson, December 20, 1999, Option Plan
99.43*   Matthew Patrick McGillavry, December 20, 1999, Option Plan
99.44*   Craig Minihan, December 23, 1999, Option Plan
99.45*   Scott Darren Moore, June 14, 1999, Option Plan
99.46*   Scott Darren Moore, December 20, 1999, Option Plan
99.47*   Stuart Adam Nester, January 10, 2000, Option Plan
99.48*   Emma Jayne O'Hare, December 20, 1999, Option Plan
99.49*   Kathleen Margaret Page, December 20, 1999, Option Plan
99.50*   Vince Rae, December 20, 1999, Option Plan
99.51*   Gerard Martin Renwick, December 20, 1999, Option Plan
99.52*   Peter Charles Alec Roberts, December 23, 1999, Option Plan
99.53*   Paul Christopher Shore, June 14, 1999, Option Plan
99.54*   James Smith, December 20, 1999, Option Plan
99.55*   Timothy John Smith, June 14, 1999, Option Plan
99.56*   Belinda Caroline Smithwick, June 14, 1999, Option Plan
99.57*   Roger Benjamin Springer, December 20, 1999, Option Plan
99.58*   Andrew John Streeton, December 20, 1999, Option Plan
99.59*   Chi Keung Tang, December 20, 1999, Option Plan
99.60*   Joanne Marie Taylor, December 20, 1999, Option Plan
99.61*   Susan Winnington, June 14, 1999, Option Plan
99.62*   Susan Winnington, December 20, 1999, Option Plan
99.63*   Andrew Carey Wyatt, December 23, 1999, Option Plan
99.64*   Melissa Michelle Fistner, February 1, 1999, Option Plan
99.65*   David Craig German, August 5, 1999, Option Plan
99.66*   Lisa Marie Gower, June 14, 1999, Option Plan
99.67*   Patricia Ann Merrick, February 1, 1999, Option Plan
99.68*   William S. Roy, January 9, 2000, Option Plan
99.69*   Patrick Clark, December 23, 1999, Option Plan
99.70*   Elvire Elisabeth Humphreys-Davies, April 21, 1999, Option Plan
99.71*   Bill Roy, January 9, 2000, Option Plan

-----------------------

* Filed herewith.

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